EXHIBIT (g)

Consents

CONSENT

I hereby consent to the use of the Certificate of the Queensland Treasury Corporation dated August 18, 2010 in the Prospectus included in the Registration Statement dated December 10, 2009 filed by Queensland Treasury Corporation and the Treasurer on behalf of the Government of Queensland with the United States Securities and Exchange Commission (File no. 333-147600).

By:	/s/ Gerard Bradley
Gerard Bradley Under Treasurer of the State of Queensland

Date: December 21, 2010

CONSENT

I hereby consent to the use of the Certificate of the Queensland Treasury Corporation dated August 18, 2010 in the Prospectus included in the Registration Statement dated December 10, 2009 filed by Queensland Treasury Corporation and the Treasurer on behalf of the Government of Queensland with the United States Securities and Exchange Commission (File no. 333-147600).

By:	/s/ Philip Noble
Philip Noble Chief Executive Queensland Treasury Corporation

Date: December 21, 2010

CONSENT

I hereby consent to the use of my name under the heading “Experts and Public Official Documents” in connection with the information specified with respect to my name under such heading and to the use of my Report, dated August 20, 2010, found on page 70 of Queensland Treasury Corporation’s Consolidated Financial Statements, hereby filed as exhibit (c)(i) and the Report, dated December 1, 2010, found on page 6-98 to 6-99 of the Government of Queensland’s Consolidated Financial Statements, hereby filed as exhibit (c)(ii) in the Form 18-K to be filed and incorporated by reference in the Prospectus included in the Registration Statement dated December 10, 2009 filed by Queensland Treasury Corporation and the Treasurer on behalf of the Government of Queensland with the United States Securities and Exchange Commission (File no. 333-147600).

By:	/s/ Glenn Gordon Poole
Mr. Glenn Gordon Poole
Auditor-General

Date: December 21, 2010